Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Deb Kline	Matthew Booher	John Nunziati
908-953-6179 (office)	908-953-7500 (office)	408-562-3780 (office)
klined@avaya.com	mbooher@avaya.com	jfnunziati@avaya.com

AVAYA REPORTS THIRD FISCAL QUARTER 2013 RESULTS

Third Quarter 2013

•	Revenue of $1.15 billion

•	Operating Income of $14 million, Non-GAAP Operating Income(1) of $171 Million

•	Adjusted EBITDA(1) of $225 Million

Santa Clara, CA. – Thursday, August 8, 2013 – Avaya Inc., a global provider of business communications and collaboration systems, software and services, today reported results for the third quarter of fiscal 2013. For the third fiscal quarter, revenue was $1.15 billion, up 2.9% compared to the prior quarter, primarily due to increases in demand in the U.S. and the U.S. federal government sectors. On a year over year basis revenue was down 8% compared to the third quarter of fiscal 2012. Non-GAAP operating income was $171 million compared to non GAAP operating income of $113 million for the prior quarter and $159 million for the third quarter of fiscal 2012. Third quarter adjusted EBITDA was $225 million which compares to adjusted EBITDA of $172 million for the prior quarter and $225 million for the third quarter of fiscal 2012. Cash flow from operations was $11 million for the third quarter. Cash and cash equivalents totaled $271 million as of June 30, 2013.

“Avaya’s third quarter results reflected growth in product revenue from unified communications, contact centers, IP Office and networking. Avaya Global Services revenue also benefited from growth in cloud services,” said Kevin Kennedy, president and CEO, Avaya. “We continue to execute our transformational initiatives which include expanding into the mid-market and advancing our business model.”

[1]

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the second quarter of fiscal 2013 see our Form 10-Q filed with the SEC on May 10, 2013 at www.sec.gov.

Third Fiscal Quarter Highlights

•	Revenue of $1.15 billion increased 2.9% compared to the prior quarter and decreased 8.0% compared to the third quarter of fiscal 2012

•	Gross margin was 54.5% compared to 52.4% for the prior quarter and 49.8% for the third quarter of fiscal 2012

•	Non-GAAP gross margin(1) was 56.0% compared to 53.7% for the prior quarter and 53.9% for the third quarter of fiscal 2012

•	Adjusted EBITDA was $225 million or 19.5% of revenue compared to $172 million or 15.4% of revenue for the prior quarter and $225 million or 18.0% of revenue for the third quarter of fiscal 2012

•	Product revenue of $560 million increased by 5.9% compared to the prior quarter and decreased by 11.7% compared to the third quarter of fiscal 2012.

•	Avaya Global Services revenue of $590 million increased 0.2% compared to the prior quarter and decreased 4.2% compared to the third quarter of fiscal 2012

•	For the third fiscal quarter, percentage of revenue by geography was, U.S. with 56%, EMEA with 26%, Asia – Pacific with 9% and Americas International with 9%.

Conference Call and Webcast

Avaya will host a conference call to discuss these results at 5:00 p.m. EDT on Thursday, August 8, 2013. To access the conference call, dial 800-882-9327 in the U.S. or Canada and 706-645-9730 for international callers and provide the operator the conference passcode number of 22323223. To ensure you are on the call from the start, we suggest you access the call 10-15 minutes prior to the start of the call.

For those unable to participate, a replay of the conference call will be available beginning at 8:00 p.m. EDT on August 9 through September 9, by dialing 855-859-2056 within the United States and 404-537-3406 outside the United States. The replay access code is 22323223.

WEBCAST Information: Avaya will webcast this conference call live. To ensure that you are on the webcast, we suggest that you access our website (www.avaya.com/investors) 10-15 minutes prior to the start. Supplementary materials accompanying the conference call are available at the same location. Following the live webcast, a replay will be available on our archives at the same web address.

About Avaya

Avaya is a global provider of business collaboration and communications solutions, providing unified communications, contact centers, networking and related services to companies of all sizes around the world. For more information please visit www.avaya.com.

Certain statements contained in this press release may be forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward looking statements involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya’s filings with the SEC that are available at www.sec.gov. Avaya disclaims any intention or obligation to update or revise any forward-looking statements.

Avaya Inc.

Consolidated Statements of Operations

(Unaudited; in millions)

	For the three months ended June 30,		For the nine months ended June 30,
	2013	2012	2013	2012
REVENUE
Products	$560	$634	$1,720	$2,020
Services	590	616	1,788	1,874

	1,150	1,250	3,508	3,894

COSTS
Products:
Costs (exclusive of amortization of intangibles)	234	271	731	862
Amortization of technology intangible assets	13	47	49	146
Services	276	309	849	946

	523	627	1,629	1,954

GROSS PROFIT	627	623	1,879	1,940

OPERATING EXPENSES
Selling, general and administrative	380	405	1,145	1,252
Research and development	112	116	343	344
Amortization of intangible assets	57	57	171	169
Goodwill impairment	—	—	89	—
Restructuring and impairment charges, net	63	21	165	132
Acquisition-related costs	1	1	1	4

	613	600	1,914	1,901

OPERATING INCOME (LOSS)	14	23	(35)	39

Interest expense	(122)	(107)	(346)	(324)
Loss on extinguishment of debt	—	—	(6)	—
Other (expense) income, net	(5)	6	(9)	(7)

LOSS BEFORE INCOME TAXES	(113)	(78)	(396)	(292)

Benefit from (provision for) income taxes	3	(88)	9	(62)

NET LOSS	$(110)	$(166)	$(387)	$(354)

Avaya Inc.

Consolidated Balance Sheets

(Unaudited; in millions)

	June 30, 2013	September 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$271	$337
Accounts receivable, net	662	782
Inventory	256	255
Deferred income taxes, net	17	18
Other current assets	267	252

TOTAL CURRENT ASSETS	1,473	1,644

Property, plant and equipment, net	354	364
Deferred income taxes, net	48	43
Intangible assets, net	1,554	1,775
Goodwill	4,092	4,188
Other assets	181	180

TOTAL ASSETS	$7,702	$8,194

LIABILITIES
Current liabilities:
Debt maturing within one year	$35	$37
Accounts payable	410	438
Payroll and benefit obligations	232	262
Deferred revenue	663	616
Business restructuring reserve, current portion	119	84
Other current liabilities	272	302

TOTAL CURRENT LIABILITIES	1,731	1,739

Long-term debt	6,059	6,084
Pension obligations	1,648	1,763
Other postretirement obligations	325	360
Deferred income taxes, net	218	204
Business restructuring reserve, non-current portion	62	51
Other liabilities	456	429

TOTAL NON-CURRENT LIABILITIES	8,768	8,891

Commitments and contingencies

DEFICIENCY
Common stock	—	—
Additional paid-in capital	2,932	2,926
Accumulated deficit	(4,623)	(4,236)
Accumulated other comprehensive loss	(1,106)	(1,126)

TOTAL DEFICIENCY	(2,797)	(2,436)

TOTAL LIABILITIES AND DEFICIENCY	$7,702	$8,194

Avaya Inc.

Condensed Statements of Cash Flows

(Unaudited; in millions)

	For the nine months ended June 30,
	2013	2012
Net cash (used for) provided by:
Net loss	$(387)	$(354)
Adjustments to net loss	428	478
Changes in operating assets and liabilities	58	(184)

Operating activities	99	(60)
Investing activities	(89)	(237)
Financing activities	(68)	167
Effect of exchange rate changes on cash and cash equivalents	(8)	1

Net decrease in cash and cash equivalents	(66)	(129)
Cash and cash equivalents at beginning of period	337	400

Cash and cash equivalents at end of period	$271	$271

Avaya Inc.

Supplemental Schedules of Revenue

(Unaudited; in millions)

For the Three Months Ended				For the Three Months Ended June 30,
Sept. 30, 2012	Dec. 31, 2012	Mar. 31, 2013		Revenues		Mix		Change
				2013	2012	2013	2012	Amount	Pct.

			Revenue by Segment
$588	$573	$473	Global Communications Solutions	$497	$561	43%	45%	$(64)	-11.4%
—	—	—	Purchase accounting adjustments	(1)	(1)	0%	0%	—	—
64	58	56	Networking	64	74	6%	6%	(10)	-13.5%

652	631	529	Total ECS product revenue	560	634	49%	51%	(74)	-11.7%
625	609	589	AGS	590	616	51%	49%	(26)	-4.2%

$1,277	$1,240	$1,118	Total revenue	$1,150	$1,250	100%	100%	$(100)	-8.0%

			Revenue by Geography
$694	$670	$592	U.S.	$639	$666	56%	53%	$(27)	-4.1%

			International:
327	331	298	EMEA	297	330	26%	27%	(33)	-10.0%
126	123	116	APAC - Asia Pacific	105	128	9%	10%	(23)	-18.0%
130	116	112	Americas International - Canada and Latin America	109	126	9%	10%	(17)	-13.5%

583	570	526	Total International	511	584	44%	47%	(73)	-12.5%

$1,277	$1,240	$1,118	Total Revenue	$1,150	$1,250	100%	100%	$(100)	-8.0%

Use of Non-GAAP (Adjusted) Financial Measures

The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with GAAP, including adjusted EBITDA, Non-GAAP gross margin and Non-GAAP operating income.

EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our SEC filings.

We believe that including supplementary information concerning adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the company’s pricing strategies, volume, costs and expenses of the organization.

Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Non-GAAP gross margin excludes the amortization of technology intangible assets, impairment of long lived assets, transition services agreement costs incurred in connection with the acquisition of Nortel’s enterprise solutions business, share based compensation and purchase accounting adjustments. We have included Non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business.

Non-GAAP operating income excludes the amortization of technology intangible assets, restructuring and impairment charges, acquisition and integration related costs, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included Non-GAAP operating income because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with Avaya’s results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Avaya’s results of operations in conjunction with the corresponding GAAP measures.

The following tables reconcile GAAP measures to non-GAAP measures:

Avaya Inc.

Supplemental Schedule of Non-GAAP Adjusted EBITDA

(Unaudited; in millions)

	For the three months ended June 30,		For the nine months ended June 30,
	2013	2012	2013	2012
Net loss	$(110)	$(166)	$(387)	$(354)
Interest expense	122	107	346	324
Interest income	(1)	(1)	(2)	(3)
(Benefit from) provision for income taxes	(3)	88	(9)	62
Depreciation and amortization	110	140	331	426

EBITDA	118	168	279	455

Impact of purchase accounting adjustments	1	1	1	2
Restructuring charges, net	63	17	165	128
Sponsors’ fees	1	1	5	5
Acquisition-related costs	1	1	1	4
Integration-related costs	3	6	12	14
Loss on extinguishment of debt	—	—	6	—
Third-party fees expensed in connection with the debt modification	—	—	18	—
Non-cash share-based compensation	4	2	7	7
Write-down of assets held for sale to net realizable value	—	4	—	4
(Gain) loss on investments and sale of long-lived assets, net	(1)	—	(1)	3
Goodwill impairment	—	—	89	—
Impairment of long-lived assets	1	2	1	2
Venezuela hyperinflationary and devaluation charges	—	—	1	—
Resolution of legal matters	10	—	10	—
Loss (gain) on foreign currency transactions	5	(5)	(10)	7
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	19	28	64	73

Adjusted EBITDA	$225	$225	$648	$704

Avaya Inc.

Supplemental Schedules of Non-GAAP Reconciliations

(Unaudited; in millions)

	For the Three Months Ended
	June 30, 2012	Sept. 30, 2012	Dec. 31, 2012	Mar. 31, 2013	June 30, 2013

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP Gross Profit	$623	$646	$666	$586	$627
GAAP Gross Margin	49.8%	50.6%	53.7%	52.4%	54.5%

Items excluded:
Amortization of technology intangible assets	47	46	22	14	13
Impairment of capitalized software development costs	2	4	—	—	1
Share-based compensation	1	1	1	—	2
Purchase accounting adjustments	1	1	—	—	1

Non-GAAP Gross Profit	$674	$698	$689	$600	$644

Non-GAAP Gross Margin	53.9%	54.7%	55.6%	53.7%	56.0%

Reconciliation of Non-GAAP Operating Income
GAAP Operating Income (Loss)	$23	$76	$23	$(72)	$14
Percentage of Revenue	2%	6%	2%	-6%	1%

Items excluded:
Amortization of acquired assets	104	103	79	71	70
Restructuring and impairment charges, net	21	15	84	18	63
Acquisition/integration-related costs	6	6	5	6	5
Share-based compensation	2	1	2	1	4
Impairment of capitalized software development costs	2	4	—	—	1
Incremental accelerated depreciation	—	—	—	—	3
Goodwill impairment	—	—	—	89	—
Resolution of legal matters	—	—	—	—	10
Purchase accounting adjustments	1	1	—	—	1

Non-GAAP Operating Income	$159	$206	$193	$113	$171

Percentage of Revenue	12.7%	16.1%	15.6%	10.1%	14.9%